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                                                                    EXHIBIT 10.5


                                                                  EXECUTION COPY

                  ASSUMPTION AND REIMBURSEMENT AGREEMENT (CNL)


        This ASSUMPTION AND REIMBURSEMENT AGREEMENT (this "Agreement") is made effective as of March 28, 2003, by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Marriott Parent"), MARRIOTT CONTINUING CARE, LLC, a Delaware limited liability company ("MCC" and, together with Marriott Parent, "Assignors"), CNL RETIREMENT PROPERTIES, INC., a Delaware corporation ("CNL Parent"), CNL Retirement MA3 Pennsylvania, LP, a Delaware limited partnership ("PA Assignee"), and CNL Retirement MA3 Virginia, LP, a Delaware limited partnership ("VA Assignee" and, together with PA Assignee, "Operating Assignees;" Operating Assignees and CNL Parent, collectively, "Assignees").

                                    RECITALS

        A. On the date hereof, pursuant to a Purchase and Sale Agreement dated as of December 20, 2002 by and among MCC (as Seller), CNL Retirement MA3, LP, a Delaware limited partnership, or assigns (as Purchaser), Marriott Parent and CNL Parent (as amended or modified from time to time, the "Real Estate Purchase Agreement"), the VA Assignee is purchasing from MCC the senior living facility located in Ft. Belvoir, Virginia more specifically described in EXHIBIT A-1 attached hereto (the "Fairfax") and PA Assignee is purchasing the senior living facility located in Haverford, Pennsylvania more specifically described in EXHIBIT A-2 attached hereto (the "Quadrangle," and collectively with the Fairfax, the "Facilities"); and, pursuant to a Stock Purchase Agreement dated as of December 30, 2002 by and among Marriott Parent, Sunrise Assisted Living, Inc. ("Sunrise") and certain affiliates of Marriott Parent (as amended or modified from time to time, the "Stock Purchase Agreement"), Sunrise is acquiring all of the issued and outstanding stock of Marriott Senior Living Services, Inc., a Delaware corporation to be renamed Sunrise Senior Living Services, Inc. (the "Company") and, indirectly through the Company, all of the issued and outstanding stock of MCC (capitalized terms used and not defined herein shall have the meanings given them in the Real Estate Purchase Agreement);

        B. Each of MCC, Company (as predecessor to MCC) and Marriott Retirement Communities - Haverford, Inc. (as predecessor to Company and MCC) have from time to time issued to residents of the Quadrangle and to certain other Persons in connection with continuing care arrangements at the Quadrangle obligations known as "Lifecare Bonds" as more specifically described on Schedule 1 hereto (the "Outstanding Quadrangle Bonds");

        C. Each of MCC, Company (as predecessor to MCC) and Marriott Retirement Communities - Fairfax, Inc., as predecessor to Company and MCC, have from time to time issued to residents of the Fairfax and to certain other Persons in connection with continuing care arrangements at the Fairfax obligations known as "Lifecare Bonds" as more specifically



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described on Schedule 2 hereto (the "Outstanding Fairfax Bonds" and, together with the Outstanding Quadrangle Bonds, the "Outstanding Bonds");

        D.      Pursuant to the Lifecare Agreements of Undertaking set forth on
Schedule 3 hereto (the "Lifecare Undertakings"), Marriott Parent has agreed to provide all financial and other support that may be required to comply with obligations under "Lifecare Bonds" issued in respect of the Facilities ("Lifecare Bonds") and continuing care agreements entered into in respect of the Facilities ("Continuing Care Agreements");

        E. Pursuant to the Host Marriott Indemnity Agreement, dated as of October 8, 1993, among Marriott International, Inc., Marriott Senior Living Services, Inc., Marriott Corporation, HMC Retirement Properties, Inc. and HMH Properties, Inc. (the "Host Marriott Indemnity Agreement," and, together with the Lifecare Undertakings, the "Parent Lifecare Agreements"), Marriott Parent has agreed to indemnify and hold harmless Host Marriott Corporation from and against liabilities in respect of Continuing Care Agreements and Lifecare Bonds;

        F. Pursuant to the Real Estate Purchase Agreement, PA Operating Assignee and VA Operating Assignee respectively have agreed to assume and perform all of the obligations of MCC in respect of the Outstanding Quadrangle Bonds and the Outstanding Fairfax Bonds respectively; and CNL Parent has agreed to assume all of the financial obligations of Marriott Parent under the Parent Lifecare Agreements and to indemnify and reimburse Marriott Parent as provided herein;

        G. Pursuant to the Real Estate Purchase Agreement, contemporaneous with the execution and delivery hereof, VA Operating Assignee is entering into a Deed of Trust, Assignment of Rents and Security Agreement dated as of the date hereof granting to Marriott Parent a lien on and security interest in the Fairfax as security for the obligations of Assignees to Marriott Parent hereunder (the "VA Deed of Trust") and PA Operating Assignee is entering into a Mortgage, Assignment of Rents and Security Agreement dated as of the date hereof granting to Marriott Parent a lien on and security interest in the Quadrangle as security for the obligations of Assignees to Marriott Parent hereunder (the "PA Mortgage" and with the VA Deed of Trust, collectively, the "Mortgages");

        H. On the date hereof, MCC and Operating Assignees are entering into certain lease agreements in respect of the Facilities (collectively, the "Operating Agreements"), and, pursuant thereto, from and after the Closing, Lifecare Bonds will be issued by MCC or another Affiliate of Sunrise, Continuing Care Agreements will be entered into by MCC or another Affiliate of Sunrise, and CNL Parent will provide financial support in respect thereof; and

        I. Assignors and Assignees desire to confirm the foregoing assumptions and agreements, and to provide certain related assurances; and MCC and Operating Assignees desire to consent to the assumption by CNL Parent of Marriott Parent's financial obligations with respect to the Parent Lifecare Undertakings, all on the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises, the agreements and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      ASSIGNMENT.


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                (a)     MCC hereby assigns to VA Operating Assignee all of the
obligations, liabilities, duties and covenants to be performed by MCC or any Affiliate of MCC after the date hereof under or in respect of each of the Outstanding Fairfax Bonds (the "Assumed Fairfax Obligations").

                (b) MCC hereby assigns to PA Operating Assignee all of the obligations, liabilities, duties and covenants to be performed by MCC or any Affiliate of MCC after the date hereof under or in respect of each of the Outstanding Quadrangle Bonds (the "Assumed Quadrangle Obligations" and, together with the Assumed Fairfax Obligations, the "Assumed Operating Obligations").

                (c) Marriott Parent hereby assigns to CNL Parent and the Operating Assignees, as joint and several obligors, all of the financial obligations, liabilities, duties and covenants to be performed by Marriott Parent or any Affiliate of Marriott Parent after the date hereof under each of the Lifecare Undertakings and, to the extent related to Lifecare Bonds or Continuing Care Agreements, the Host Marriott Indemnity Agreement (collectively, the "Assumed Parent Obligations" and, together with the Assumed Operating Obligations, the "Assumed Obligations"). For the avoidance of doubt, (i) the parties acknowledge that, pursuant to the Operating Agreements, the management and operation of the Facilities from and after the Closing, including the provision of living accommodations, facilities, services and programs provided for in the Continuing Care Agreements, will be the exclusive responsibility of MCC and/or its Affiliates, and (ii) without limiting the obligation of Assignees to (x) provide financial support in respect of Lifecare Bonds and Continuing Care Agreements, (y) reimburse and indemnify Marriott Parent in accordance with the terms hereof, and (z) provide for operation of the Facilities by entities not affiliated with CNL Parent pursuant to the Operating Agreements or successor leases, management agreements, operating agreements or contracts, the parties agree that nothing in this Agreement shall obligate CNL Parent or its Affiliates to provide directly the living accommodations, facilities, services and programs provided for in the Continuing Care Agreements.

        2. ASSUMPTION. Each Assignee hereby (i) accepts the foregoing assignment to such Assignee, (ii) irrevocably assumes each of the Assumed Obligations assigned to such Assignee, (iii) unconditionally agrees to pay or otherwise discharge the Assumed Obligations assigned to such Assignee when and as the same may be due, and (iv) consents to each other assignment and assumption hereunder.

        3.      REIMBURSEMENT AND INDEMNIFICATION.

                (a)     Reimbursement.

                        (i) Each Operating Assignee unconditionally promises and agrees that, if at any time MCC or any of its Affiliates (i) pay any amounts under or in respect of any Assumed Operating Obligation assumed by such Operating Assignee or otherwise incurs any expenses in connection with any such Assumed Operating Obligation (including without limitation payment of any fees, costs or expenses of a Lifecare Bond holder) or (ii) pay any amounts in respect of Lifecare Bonds pursuant to Section 3.4 of either Operating Agreement (collectively, the "Operating Assignee Reimbursement Obligations"), such Operating Assignee



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shall pay to MCC an amount equal to all amounts so paid and all other costs or expenses so incurred no later than fifteen (15) Business Days after receipt from MCC of Quarterly Reports setting forth the Operating Assignee Reimbursement Obligations in accordance with the Operating Agreements. Any Operating Assignee Reimbursement Obligations not paid when due hereunder shall bear interest from the date of payment by MCC or its Affiliate until paid in full at a floating rate equal to the Prime Rate (defined below) plus two percent (2%), but not to exceed a rate of eight percent (8%). All payments of Operating Assignee Reimbursement Obligations, together with any interest thereon, shall be made without setoff, counterclaim or other defense, and shall be made in lawful money of the United States of America, in same day funds, at such place as MCC shall direct. All such payments shall be credited first to interest due, if any, and then to the principal of the Operating Assignee Reimbursement Obligations.

                        (ii) CNL Parent and each Operating Assignee jointly and severally unconditionally promise and agree that, if at any time Marriott Parent or any of its Affiliates pay any amounts under or in respect of any Assumed Obligation or otherwise in respect of any Lifecare Bonds (whether issued prior to or on or after the date hereof) or Continuing Care Agreements (whether entered into prior to or on or after the date hereof) (including without limitation any payment directly to a Current Lifecare Beneficiary) or otherwise incur any expenses in connection with any such Assumed Parent Obligation, Lifecare Bond or Continuing Care Agreement (including without limitation payment of any fees, costs or expenses of a Current Lifecare Beneficiary) (collectively, the "Parent Reimbursement Obligations"), Assignees shall pay to Marriott Parent an amount equal to all amounts so paid and all other costs or expenses so incurred no later than two (2) Business Days after receipt from Marriott Parent of notice thereof accompanied by written evidence of such payment or incurrence by Marriott Parent or its Affiliates. Any Parent Reimbursement Obligations not paid when due hereunder shall bear interest from the date of payment by Marriott Parent or its Affiliate until paid in full at a floating rate equal to the Prime Rate plus two percent (2%). All payments of Parent Reimbursement Obligations, together with any interest thereon, shall be made without setoff, counterclaim or other defense, and shall be made in lawful money of the United States of America, in same day funds, at such place as Marriott Parent shall direct. All such payments shall be credited first to interest due, if any, and then to the principal of the Parent Reimbursement Obligations.

                (iii) "PRIME RATE" means the rate that Citibank, N.A. (or any successor entity) publishes from time to time as its prime lending rate, as in effect from time to time.

                (b)     Performance by Assignees.

                        (i) Without limiting the foregoing, if at any time Marriott Parent or any of its respective Affiliates become obligated to pay any amounts under, or any fees, costs or expenses relating to, or otherwise to perform any obligations under, any Assumed Parent Obligation, Lifecare Bond or Continuing Care Agreement, then, promptly upon notice thereof from Marriott Parent, CNL Parent shall, or shall cause one or both Operating Assignees to, make any payments required to be made and perform any other obligation required to be performed by Marriott Parent or any of its respective Affiliates.


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                        (ii)    Without limiting the foregoing, if at any time
MCC or any of its respective Affiliates become obligated to pay any amounts under, or any fees, costs or expenses relating to, or otherwise to perform any obligations under, any Lifecare Bond, then, promptly upon notice thereof from MCC, the applicable Operating Assignee shall make any payments required to be made and perform any other obligation otherwise required to be performed by MCC or any of its respective Affiliates.

                (c)     Indemnification.

                        (i) Assignees, jointly and severally, shall indemnify, defend and hold harmless Marriott Parent and its directors, officers, employees, Affiliates, agents and assigns from and against Indemnifiable Losses (as defined below) relating to, resulting from or arising out of the Assumed Parent Obligations, any Lifecare Bond (whether issued prior to or on or after the date hereof) or Continuing Care Agreement (whether entered into prior to or on or after the date hereof), any failure of any Assignee to perform, pay, discharge or otherwise comply with the Assumed Obligations or any other breach or non-performance of the obligations of any Assignee hereunder.

                        (ii) "Indemnifiable Loss" means any cost, damage, disbursement, expense, liability, monetary obligation, loss, deficiency, penalty or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses and amounts paid in settlement or incurred in connection with the investigation or defense of any third party claim, that are actually imposed on or otherwise actually incurred or suffered from time to time by the specified Person.

        4. OBLIGATIONS ABSOLUTE. The obligations of each Assignee to Marriott Parent under this Agreement shall be absolute and unconditional, under any and all circumstances, and shall not be diminished, discharged or affected by any circumstance, act or omission whatsoever, including without limitation any of the following, whether known or unknown to either of the Assignors:

                (a) the invalidity or unenforceability of, or any defect in, this Agreement, any Lifecare Undertaking, Lifecare Bond or Continuing Care Agreement, the Host Marriott Indemnity Agreement or any other agreement or instrument;

                (b) any amendment to or waiver of any Lifecare Bond or any Continuing Care Agreement after the date hereof;

                (c) any action taken or omitted by any Assignee, the Company, MCC or any Current Lifecare Beneficiary;

                (d) any lack of authority or alleged lack of authority of any Person specified in clause (c) above or any Person purporting to act on behalf of any such Person;

                (e) the existence of any claim, set-off, defense or other right which any Assignee, any of its Affiliates, either Assignor, or any beneficiary of or party to a Lifecare Bond or Continuing Care Agreement, on the one hand, may have at any time against either Assignor, any beneficiary of or party to a Lifecare Bond or Continuing Care Agreement or any other



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Person, on the other hand, whether in connection with this Agreement, any of the
Assumed Obligations, the Lifecare Bonds or the Continuing Care Agreements or the transactions referred to herein or therein or in connection with any unrelated transaction;

                (f) any certificate, draft, demand or other document presented in connection with any Assumed Obligation, Lifecare Undertaking, Lifecare Bond or Continuing Care Agreement proving to be forged, fraudulent, invalid, insufficient, unauthorized or uncollectable in any respect, or any statement therein (including any statement with respect to amount) proving (or being alleged) to be untrue or inaccurate in any respect whatsoever;

                (g) any irregularity in this Agreement, or any irregularity (including fraud) in any Lifecare Undertaking or Lifecare Bond or Continuing Care Agreement or by any beneficiary of or party to a Lifecare Bond or Continuing Care Agreement;

                (h) any breach of contract involving any Person specified in clause (c) above or any other Person;

                (i) any consequence of compliance with any applicable constitutional provision, statute, law, rule, regulation, ordinance or interpretation of any governmental entity or any award, decision, verdict, subpoena, decree, injunction, judgment, order, ruling, assessment or writ issued, made or rendered by an arbitrator or governmental entity (collectively "Laws");

                (j) any act or omission by Marriott Parent or by any beneficiary of or party to a Lifecare Bond or Continuing Care Agreement, done or omitted pursuant to an order of any court; or

                (k) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Assignee, except for circumstances resulting directly from the gross negligence or willful misconduct of Marriott Parent or, only to the extent occurring prior to the date hereof, MCC.

        Each Assignee acknowledges and agrees that it will derive substantial direct and indirect benefits by reason of Marriott Parent continuing to be a party to the Lifecare Undertakings, and that all obligations of Assignees to Marriott Parent hereunder shall be joint and several irrespective of whether any applicable Assumed Obligation relates to the Fairfax or the Quadrangle. Neither the joint and several liability of, nor the liens granted to Marriott Parent under the Mortgages by, any Assignee shall be impaired or released by (i) the failure of either Assignor to assert any claim or demand or to exercise or enforce any right, power or remedy against any Assignee or any of its Affiliates, any other Person or otherwise; (ii) any extension or renewal for any period (whether or not longer than the original period) of any Lifecare Bonds or Continuing Care Agreements or the release or compromise of any obligation of any Person with respect thereto; (iii) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Parent Reimbursement Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any Person with respect to any such property; or (iv) any other act,



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matter or thing that would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of each Assignee.








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        5.      ADDITIONAL AGREEMENTS IN RESPECT OF LIFECARE UNDERTAKINGS.

                (a) Solely with respect to Persons who, as of the date hereof, (i) hold a Lifecare Bond issued in respect of a Facility, as set forth on Schedules 1 and 2 hereto, or (ii) are resident at a Facility and party to a Continuing Care Agreement (collectively, "Current Lifecare Beneficiaries"), and without limiting the obligations of Assignees and MCC hereunder and under the Operating Agreements, Marriott Parent shall remain secondarily liable to MCC for financial obligations arising under the Lifecare Undertakings; provided that Assignees, jointly and severally, shall be primarily liable with respect to such Current Lifecare Beneficiaries, and MCC (and, if applicable, Operating Assignees) shall at all times proceed first against CNL Parent (or an Operating Assignee) for the performance of all obligations under the Lifecare Undertakings or otherwise in respect of the Lifecare Bonds and Continuing Care Agreements, and shall pursue and exhaust all remedies available against Assignees prior to seeking any payment or performance by Marriott Parent under any Lifecare Undertaking or otherwise in respect of the Lifecare Bonds and Continuing Care Agreements in favor of Current Lifecare Beneficiaries.

                (b) Except as set forth in Section 5(a) in respect of Current Lifecare Beneficiaries, MCC and the Assignees hereby irrevocably and completely discharge and release Marriott Parent and its Affiliates from any liability under any Lifecare Undertaking or otherwise in respect of Lifecare Bonds and Continuing Care Agreements.

                (c) Assignees and MCC hereby waive any applicable principles or provisions of Law, statutory or otherwise, or contract which are or might be in conflict with the terms of this Section 5.

                (d)     Without limiting the obligations of Assignees hereunder,
(i) nothing herein purports or is intended to release MCC from its obligations under any Continuing Care Agreement, and (ii) solely as between MCC and any Person that holds a Lifecare Bond, nothing herein purports to or is intended to release MCC from its obligations to such Person under the applicable Lifecare Bond.

        6.      COVENANTS AND ACKNOWLEDGEMENTS OF ASSIGNEES AND MCC.

                (a) Neither MCC nor any Assignee shall, or shall cause or permit any of its Subsidiaries or MCC to (i) directly or indirectly assign or otherwise transfer (other than to an Affiliate of CNL Parent) any of its direct or indirect obligations to a Current Lifecare Beneficiary (or, in the case of an Operating Assignee, its obligations to MCC) under or in respect of any Lifecare Bond or Continuing Care Agreement (each such obligation, an "Underlying Lifecare Obligation"), (ii) cause or permit the term of any Underlying Lifecare Obligation to be extended beyond the term in effect on the Closing Date, or
(iii) enter into or agree to any amendment or modification to the terms of any Underlying Lifecare Obligation, unless, in any such case, prior to the effectiveness thereof, Marriott Parent and its Affiliates shall be unconditionally released, in a manner reasonably satisfactory to Marriott Parent (which shall, without limitation, require an acknowledgement from the applicable Current Lifecare Beneficiary) from all obligations to such Current Lifecare Beneficiary; provided that MCC or CNL Parent may assign or otherwise transfer (directly or indirectly) any Underlying Lifecare Obligation so long as (x) prior to such assignment or transfer, MCC or CNL Parent shall notify Marriott Parent thereof specifying the



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Underlying Lifecare Obligations transferred and the name of the transferee and certifying that the other conditions set forth below have been satisfied (if applicable), (y) the transferee shall be at least as creditworthy as CNL Parent or MCC, as applicable and (z) the transferee shall have delivered a letter agreement to Marriott Parent pursuant to which it agrees to be bound by the restrictions set forth in this Section 6(a) for the benefit of Marriott Parent; and provided further that no such transfer shall alter or effect the obligations of Assignees hereunder. MCC and each Assignee shall promptly notify Marriott Parent of any default or alleged default in payment of any amount due to a Current Lifecare Beneficiary under any Lifecare Bond, which default or alleged default could reasonably be expected to lead to a demand for payment by Marriott Parent under Section 5(a).

                (b) MCC shall (or shall cause its Affiliate to) give prompt notice to Marriott Parent and CNL Parent of any demand for payment of an Outstanding Bond, and any other demand in respect of a Continuing Care Agreement or Lifecare Bond if, in any such case, such demand could reasonably be expected to give rise to an obligation under any Parent Lifecare Agreement.

                (c) Assignees acknowledge and agree that CNL Parent and its Subsidiaries are not obtaining any rights or licenses with respect to any name, mark, logo, trade dress or design owned by Marriott Parent or its Affiliates, including the word mark "Marriott" (the "Marriott Word Mark"), the name and mark "Marriott International, Inc.", the "M" logo (a copy of which is attached hereto as Schedule (4)) or any composite or other name or mark containing "Marriott", or any name, mark, logo or design that is similar to any of the foregoing in appearance, sound or commercial impression (the "Marriott Parent Marks"). Assignees shall, and shall cause their respective Subsidiaries and any manager of either Facility, to cease any and all use of the Marriott Parent Marks as soon as practicable after the Closing Date, but not later than 60 days after the Closing Date; provided, however, that with respect to stationery, contracts, purchase orders, agreements and other business forms and writings (including without limitation, Lifecare Bonds and Continuing Care Agreements) which could result after the Closing Date in a legal commitment of Marriott Parent or any of its Subsidiaries, Assignees shall, and shall cause their respective Subsidiaries and any manager of either Facility, to cease within 10 Business Days after the Closing Date any use of the Parent Marks; provided further that, from and after the Closing Date, MCC shall comply with the provisions of Section 5.7 (f) of the Stock Purchase Agreement. Within 10 Business Days after the Closing Date, Assignees shall notify, or cause the manager of the Facilities to notify, in writing, all residents at the Facilities that the Facilities have been acquired from Sellers by Buyer, and that CNL Parent will, from and after the Closing Date, ensure that the Facilities have all financial and other support that may be required to ensure compliance with all obligations under the Lifecare Bonds and Continuing Care Agreements.

        7. COVENANT OF ASSIGNOR. Marriott Parent shall give written notice to CNL Parent promptly upon receipt of any demand on Marriott Parent for payment or performance of any Assumed Parent Obligation; provided that no failure to give any such notice shall alter or affect the obligations of Assignees hereunder.

        8. EVENTS OF DEFAULT. If any of the following conditions or events (each, an "Event of Default") shall occur:


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                (a)     Any Assignee shall fail to pay Marriott Parent any
amount due under Section 3(a)(ii) hereof, and such failure continues for 10 Business Days; or

                (b)     Any Assignee shall fail to pay MCC any amount due under
Section 3(a)(i) hereof, and such failure continues for 10 Business Days; or

                (c) Any demand shall be made to Marriott Parent for payment or other performance under or in respect of any Assumed Obligation, any Lifecare Bond or Continuing Care Agreements and shall not either be (i) rescinded within 15 Business Days thereof or (ii) paid or performed in full by Assignees within 15 Business Days of notice thereof by Marriott Parent to Assignees; or

                (d) Any Assignee or MCC shall fail to perform or comply with its obligations under Section 6 hereof and such failure shall continue for 15 Business Days; or any Underlying Lifecare Obligation shall otherwise be transferred (directly or indirectly) to any Person other than CNL Parent or an Affiliate thereof, unless the conditions set forth in Section 6(a) have been satisfied in connection with such transfer); or

                (e) Any Assignee or MCC shall fail to perform or comply with any of its obligations under this Agreement which failure is not already addressed in Section 8(a) though (d) hereof and such failure shall continue for 10 Business Days; or

                (f) Any "Event of Default" as defined in either Mortgage shall occur and be continuing; or

                (g)     Any Insolvency Event (as defined below) shall occur;

                then, in addition to any other remedy available to Marriott Parent at law or in equity, in the case of any event described in clause (g), the maximum amount that may at any time become due under or in respect of the Assumed Parent Obligations (the "Maximum Amount") shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby waived; and, if any other Event of Default shall have occurred and be continuing, Marriott Parent may, by written notice to CNL Parent declare all or any portion of the Maximum Amount due and payable, and the same shall become immediately payable without presentment, demand, protest or other requirements of any kind, all of which are hereby waived. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights available to Marriott Parent at law or in equity, Marriott Parent may exercise all rights and remedies provided for in either.

        "INSOLVENCY EVENT" shall mean:

                        (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of CNL Parent or either Operating Assignee in an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or


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                        (ii)    An involuntary case shall be commenced against
CNL Parent or either Operating Assignee under any applicable bankruptcy, insolvency or similar law now or thereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over CNL Parent or either Operating Assignee or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of CNL Parent or any of the Operating Assignees for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of CNL Parent or any of the Operating Assignees and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

                        (iii) CNL Parent or either Operating Assignee shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or CNL Parent or either Operating Assignee shall make any assignment for the benefit of creditors; or

                        (iv) CNL Parent or either Operating Assignee shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of CNL Parent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above or this clause (iv).

        For the avoidance of doubt, nothing in this Section 8, including any provision for notice and cure, and no exercise or waiver by Marriott Parent of any right or remedy under this Section 8, shall alter or affect (i) the obligation of Assignees to pay any amount due under and in accordance with
Section 3 hereof or (ii) any other right or remedy of Marriott Parent and its Affiliates hereunder, under the Mortgages or under the Real Estate Purchase Agreement.

9. FURTHER ASSURANCES. Each party hereto shall promptly execute, acknowledge and deliver, and shall cause its Affiliates to execute, acknowledge and deliver, to the other parties hereto any assurances, documents, instruments or conveyances reasonably requested by any party hereto, or necessary for the parties hereto to effectuate the transactions contemplated hereby.

10.             GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

                (a) This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Delaware.

                (b) To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in such court or courts located in the State of Delaware as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of

Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                (c) EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE MORTGAGES OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

        11. TIME OF THE ESSENCE. Time is of the essence in the performance of all obligations of each Assignee and MCC hereunder.

        12.     REPRESENTATIONS AND WARRANTIES.

                (a) The execution, delivery and performance of this Agreement by each Assignee have been duly and validly authorized by the Board of Directors or governing body of each such Assignee and by all other necessary corporate or partnership action on the part of such Assignee. This Agreement constitutes a legally valid and binding obligation of each Assignee, enforceable against such Assignee in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by each Assignee will not
(i) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents, by-laws, partnership agreements (as applicable) of each Assignee; (ii) result in the imposition of any Lien against any material assets or properties of each Assignee; or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonable be expected to have a material adverse effect on the business operations, assets or financial condition of each Assignee or performance by each Assignee of its obligations hereunder. The execution, delivery and performance of this Agreement by each Assignee does not require that any approval, authorization, consent, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing ("Approvals"), to be obtained from, or any notice, statement or other communication ("Filings") to be filed with or delivered to, any governmental entity or other Person, except for any such Approvals or Filings as to which the failure to receive or make would not in the aggregate have a materials adverse effect on the ability of any Assignee to perform its obligations hereunder.

                (b) The execution, delivery and performance of this Agreement by each Assignor has been duly and validly authorized by the Board of such Assignor and by all other necessary corporate action on the part of such Assignor. This Agreement constitutes a legally valid and binding obligation of each Assignor, enforceable against such Assignor in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by each Assignor will not (i) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of such Assignor ; (ii) result in the imposition of any Lien against any material assets or properties of such Assignor; or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonable be expected to have a material adverse effect on the business operations, assets or financial condition of such Assignor or performance by such Assignor of its obligations hereunder. The execution, delivery and performance of this Agreement by each Assignor does not require any Approvals to be obtained from, or any Filings to be filed with or delivered to, any governmental entity or other Person, except for any such Approvals or Filings as to which the failure to receive or make would not in the aggregate have a material adverse effect on the ability of such Assignor or any Assignee to perform its obligations hereunder.

        13.     MISCELLANEOUS.

                (a) Amendments. This Agreement and any Schedule or Exhibit attached hereto may be modified or amended only by agreement in writing of Assignors and Assignees; provided that Sections 1(c), 3(a)(ii), 3(b)(i), 3(c)(ii), 7 and 8 of this Agreement may be amended or modified without the consent of MCC.

                (b) Third Party Beneficiaries. Nothing herein, express or implied, is intended to confer upon or give any Person other than the parties hereto any rights or remedies of any nature under or by reason of this Agreement.

                (c) Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                (d) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                (e) Entire Agreement. This Agreement, the Mortgages and the Real Estate Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof.

                (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                (h) Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof.

                (i) Notices. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier). All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                All such notices shall be addressed,

                if to Marriott Parent, to:

                      Marriott International, Inc.
                      10400 Fernwood Road
                      Bethesda, Maryland 20817
                      Attn: Chief Financial Officer


                with a copy to:

                      Marriott International, Inc.
                      10400 Fernwood Road
                      Bethesda, Maryland 20817
                      Attn: General Counsel
                             and


                      Marriott International, Inc.
                      10400 Fernwood Road
                      Bethesda, Maryland 20817
                      Attn: Treasurer

                             and

                      Arent Fox Kintner Plotkin & Kahn, PLLC
                      1050 Connecticut Avenue, N.W.
                      Washington, DC 20036-5339
                      Attn: Joseph Fries, Esq.

                If to MCC:

                      c/o Sunrise Assisted Living, Inc.
                      7902 Westpark Drive
                      McLean, VA 22102
                      Attention: General Counsel
                      Telecopier No.: (703) 744-1628


With a copy to (which shall not constitute notice):

                      Hogan & Hartson LLP
                      555 Thirteenth Street, N.W.
                      Washington, D.C. 20004
                      Attention: George P. Barsness
                      Telecopier No.: (202) 637-5910


                if to any of the Assignees:

                      c/o CNL Retirement Corp.
                      CNL Center at City Commons
                      450 South Orange Avenue
                      Orlando, Florida 32801-3336
                      Attn: Chief Operating Officer

                with a copy to:

                      Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive
                      Post Office Box 2809
                      Orlando, Florida 32802
                      Attn: Thomas E. Francis, Esq.

                By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.



                                 MARRIOTT PARENT:

                                 MARRIOTT INTERNATIONAL, INC.,
                                 a Delaware corporation


                                 By:     /s/ Timothy J. Grisius
                                         --------------------------------------
                                         Timothy J. Grisius
                                         Authorized Signatory


                                 MCC:



                                 MARRIOTT CONTINUING CARE, LLC,
                                 a Delaware limited liability company

                                 By: Marriott Senior Living Services, Inc., A Delaware corporation, sole Member


                                         By:    /s/ Timothy J. Grisius
                                                -------------------------------
                                                Timothy J. Grisius
                                                Authorized Signatory

         [SIGNATURES FOR ASSUMPTION AND REIMBURSEMENT AGREEMENT CONTINUE

                             ON THE FOLLOWING PAGES]

                                 CNL PARENT:

                                 CNL RETIREMENT PROPERTIES, INC.,
                                 A Delaware corporation


                                 By: /s/ Bradley B. Rush
                                    ---------------------------------
                                    Bradley B. Rush
                                    Title: Senior Vice President
                                           -------------------------



                                 OPERATING ASSIGNEES:

                                 CNL RETIREMENT MA3 VIRGINIA, LP, a Delaware limited partnership

                                 By:     CNL Retirement MA3 GP Holding, LLC,
                                         a Delaware limited liability company,
                                         Its sole general partner


                                         By: /s/ Bradley B. Rush
                                            -----------------------------------
                                                 Bradley B. Rush
                                                 Senior Vice President


                                 CNL RETIREMENT MA3 PENNSYLVANIA, LP, a Delaware limited partnership

                                 By:     CNL Retirement MA3 GP Holding, LLC,
                                         a Delaware limited liability company,
                                         Its sole general partner



                                         By:   /s/ Bradley B. Rush
                                            -----------------------------------
                                               Bradley B. Rush
                                               Senior Vice President

DISTRICT OF COLUMBIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Timothy J. Grisius, whose name as Authorized Signatory of Marriott International, Inc., a Delaware corporation, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Marriott International, Inc.



        GIVEN under my hand and seal this 19th day of March, 2003.



                                     /s/ Deborah J. Crouse
                                    ------------------------------------------
                                             NOTARY PUBLIC



[Notarial Seal]

My Commission Expires:   November 14, 2004
                       ----------------------------



DISTRICT OF COLUMBIA

                          ss:
-----------------------

-----------------------


        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Timothy J. Grisius, whose name as Authorized Signatory of Marriott Senior Living Services, Inc., a Delaware corporation and sole member of Marriott Continuing Care, LLC, a Delaware limited liability company, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Marriott Senior Living Services, Inc.



        GIVEN under my hand and seal this 19th day of March, 2003.



                                     /s/ Deborah J. Crouse
                                    ------------------------------------------
                                             NOTARY PUBLIC

[Notarial Seal]

My Commission Expires: November 14, 2004

DISTRICT OF COLUMBIA

                          ss:
-----------------------

-----------------------


        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bradley B. Rush, whose name as Senior Vice President of CNL Retirement Properties, Inc., a Delaware corporation, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of CNL Retirement Properties, Inc.

        GIVEN under my hand and seal this 19th day of March, 2003.



                                     /s/ Deborah J. Crouse
                                    ------------------------------------------
                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: November 14, 2004



DISTRICT OF COLUMBIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bradley B. Rush, whose name as Senior Vice President of CNL Retirement MA3 GP Holding, LLC, the sole general partner of CNL Retirement MA3 Virginia, LP, a Delaware limited partnership and the sole general partner of CNL Retirement MA3 Pennsylvania, LP, a Delaware limited partnership, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of CNL Retirement MA3 Virginia, LP and CNL Retirement MA3 Pennsylvania, LP.

        GIVEN under my hand and seal this 19th day of March, 2003.



                                     /s/ Deborah J. Crouse
                                    ------------------------------------------
                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: November 14, 2004